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                                                                   EXHIBIT 10.63

                                    AGREEMENT

        This Agreement is entered into between Big Buck Brewery & Steakhouse, Inc. ("Big Buck") and Opry Mills Limited Partnership ("Opry Mills") on this 14th day of March, 2002.

        WHEREAS, on November 9, 2000, Big Buck and Opry Mills entered into a commercial lease (the "Lease") for 20,046 square feet of space in a one-level building in Opry Mills (the "Demised Premises").

        WHEREAS, disputes have arisen between the parties which resulted in the initiation of litigation by Opry Mills against Big Buck, including not only a Complaint filed in Davidson County Chancery Court (the "Complaint"), but an unlawful detainer warrant in Davidson County General Sessions Court (the "Eviction Action"), which seeks both a monetary judgment for unpaid rent and that legal possession of the Demised Premises be returned to Opry Mills. The Complaint and Eviction Action were both removed by Big Buck to Federal Court, and the consolidated action is now styled OPRY MILLS LIMITED PARTNERSHIP V.
BIG BUCK BREWERY & STEAKHOUSE, INC., United States Federal Court, Middle District of Tennessee, Case No. 3:01-1417 (collectively the "Litigation").

        WHEREAS, that portion of the Litigation concerning the Eviction Action in which Opry Mills seeks legal possession of the Demised Premises has been set for trial on April 23, 2002 (the "Possession Trial").

        WHEREAS, while the parties are still discussing a full and complete resolution of all of the issues raised in the Litigation, including a payment by Big Buck to Opry Mills for a termination of the Lease and dismissal of the Litigation with prejudice, the parties wish to reach an agreement, while reserving all rights, with regard to Opry Mills obtaining formal legal possession of the Demised Premises, and thus avoiding the necessity of the Possession Trial.

        Now, therefore, for valuable consideration the parties agree as follows:

        1. Big Buck hereby agrees to grant to Opry Mills formal legal possession of the Demised Premises as described in the Lease (the "Grant"). The parties agree that the Demised Premises will be turned over to Opry Mills in an "as is" condition.

        2. The parties agree that the Grant is solely for the purposes of allowing Opry Mills to: (a) mitigate some of the damages claimed against Big Buck; (b) attempt to re-lease the Demised Premises on behalf of Big Buck; (c) if necessary, to make necessary improvements to the Demised Premises; and (d) avoid the Possession Trial.

        3. Big Buck agrees that the Grant, any attempts by Opry Mills to re-lease the Demised Premises, make any necessary improvements to the Demised Premises, and the resolution of the Possession Trial does not in any manner or way constitute a formal termination of the Lease.

        4. Big Buck agrees that the Grant, any attempts by Opry Mills to re-lease the Demised Premises, make any necessary improvements to the Demised Premises, and the resolution of the Possession Trial does not in any manner or way waive, effect or impact any right or claim that: (a) Big Buck's monetary obligations under the Lease remain in full force and effect and all rent and charges payable under the Lease continue to accrue; and (b) Big Buck's

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obligations to pay for any work or materials for the Demised Premises, including an obligation to indemnify and defend Opry Mills from any and all claims or actions taken by any unpaid supplier, contractor or laborers which can trace their contracts through to Big Buck or its general contractor;

        5. Opry Mills agrees that the Grant does not in any manner or way waive, effect or impact any claim or defense which Big Buck may have that Opry Mills, after it has obtained possession of the Demised Premises, failed to use reasonable efforts to mitigate to re-let the Demised Premises, failed to use reasonable efforts to mitigate to re-let the Demised Premises. Opry Mills does not waive any argument it has that under the terms of the Lease
(Section 15.2 (c)) any failure to re-let the Demised Premises shall not affect Big Buck's liability.

        6. The parties agree that entering into this Agreement has created no independent claim or cause of action, and does not constitute any admission of liability.

        7. Upon the execution of this Agreement, Opry Mills will submit to the Court a Notice that the portion of the Eviction Action in which Opry Mills seeks legal possession of the Demised Premises has been resolved by agreement, thus avoiding the necessity of the Possession Trial. However, this Notice does not, as set out in paragraph 4 above, waive any right or claim of Opry Mills to Big Buck's past monetary obligations under the Lease, including all rent, charges and attorneys fees payable under the Lease.

        8. Notwithstanding the Grant, the parties hereby expressly reserve any and all rights, claims or actions they have as it pertains to the Lease and the Litigation.

OPRY MILLS LIMITED PARTNERSHIP

By: Opry Mills, L.L.C.
    Its General Partner

    By: The Mills Limited Partnership
        Its Manager

        By: The Mills Corporation
            Its General Partner

By: /s/ Kent Digby
    --------------

BIG BUCK BREWERY & STEAKHOUSE,
INC.:

/s/ William F. Rolinski
------------------------------
Name:  William F. Rolinski
Title: President and Chief Executive Officer